CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information of Pioneer Multi-Asset Income Trust, and to the use of our report, dated May 4, 2020, with respect to the financial statements of Pioneer Multi-Asset Income Trust as of April 15, 2020, in this Pre-Effective Amendment No. 1 to the Registration Statement (Form N-2, Nos. 333-234403 and 811-23486) of Pioneer Multi-Asset Income Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 7, 2020